Report of Independent Registered Public
Accounting Firm
The Board of Directors
Western Asset Emerging Markets
Income Fund II Inc.:

In planning and performing our audit of
the financial statements
of Western Asset Emerging Markets Income
Fund II Inc. (formerly
Salomon Brothers Emerging Markets
Income Fund II Inc.) as of and
for the year ended May 31, 2007,
in accordance with the standards
of the Public Company Accounting
Oversight Board (United States),
we considered its internal control
over financial reporting,
including control activities
for safeguarding securities, as a
basis for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form N-SAR,
but not for the purpose of
expressing an opinion on the
effectiveness of the Fund?s internal
control over financial reporting.
Accordingly, we express no such
opinion.
The management of the Fund
is responsible for establishing and
maintaining effective internal control
over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and
related costs of controls.
A fund?s internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability
of financial reporting and
the preparation of financial
statements for external purposes in
accordance with U.S. generally
accepted accounting principles.
Such internal control includes
policies and procedures that
provide reasonable assurance
regarding prevention or timely
detection of unauthorized acquisition,
use or disposition of a
fund?s assets that could
have a material effect on the financial
statements.
Because of its inherent limitations,
internal control over
financial reporting may not prevent
or detect misstatements.
Also, projections of any evaluation
of effectiveness to future
periods are subject to the risk that
controls may become
inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A control deficiency exists when
the design or operation of a
control does not allow management
or employees, in the normal
course of performing their assigned
functions, to prevent or
detect misstatements on a timely basis.
A significant deficiency
is a control deficiency, or
combination of control deficiencies,
that adversely affects the funds ability to initiate, authorize, record, process or report external financial data reliably in accordance with U.S. generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the funds annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented ordetected.
Our consideration of the Funds
internal control over financial
reporting was for the limited purpose
described in the first
paragraph and would not necessarily
disclose all deficiencies in
internal control that might be
significant deficiencies or
material weaknesses under standards
established by the Public
Company Accounting Oversight Board
(United States).  However, we
noted no deficiencies in the Funds
internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of May 31, 2007.
This report is intended solely
for the information and use of
management and the Board of
Western Asset Emerging Markets Income
Fund II Inc. and Securities and Exchange
Commission and is not
intended to be and should not be used by anyone other than these specified parties.



New York, New York
July 25, 2007
The Board of Directors
Western Asset Emerging Markets
Income Fund II Inc.

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